UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 9, 2017

CTI BIOPHARMA CORP.
(Exact name of registrant as specified in its charter)

Washington	001-12465	91-1533912
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
3101 Western Avenue, Suite 600
Seattle, Washington 98121
(Address of principal executive offices)
Registrant’s telephone number, including area code: (206) 282-7100
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into a Material Definitive Agreement.

(i) Underwriting Agreement

On June 6, 2017, CTI BioPharma Corp. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Jefferies LLC acting as sole book-running manager and as representative of the several underwriters named therein (collectively, the “Underwriters”), relating to the offer and sale (the “Offering”) of 22,500 shares of the Company’s Series N-3 Preferred Stock, no par value per share (the “Series N-3 Preferred Stock”). The price to the public in this Offering was $2,000 per share of Series N-3 Preferred Stock. The net proceeds to the Company from this Offering are expected to be approximately $42.8 million, after deducting underwriting discounts, commissions and other estimated offering expenses. The Offering closed on June 9, 2017.

Each share of Series N-3 Preferred Stock is convertible at the option of the holder (subject to a limited exception), at any time after issuance, into the number of shares of the Company’s common stock, no par value per share (“Common Stock”), determined by dividing the aggregate stated value of the Series N-3 Preferred Stock of $2,000 per share to be converted by the initial conversion price of $3.00 per share of Common Stock. Cash will be paid in lieu of any fractional shares. The initial conversion price is subject to adjustment in certain events. For a discussion of certain additional terms of the Series N-3 Preferred Stock, please refer to Item 3.03 of this Current Report on Form 8-K, which is incorporated herein by reference.

The Offering was made pursuant to the Company’s shelf registration statement on Form S-3 filed with the Securities and Exchange Commission (“SEC”) on November 21, 2014, which became effective on December 8, 2014 (Registration Statement No. 333-200452), as supplemented by a preliminary prospectus supplement, free writing prospectus and final prospectus supplement filed with the SEC on June 5, 2017, June 6, 2017 and June 7, 2017, respectively.

The Company plans to use the net proceeds from the Offering to (i) conduct the PAC203 clinical trial, (ii) submit a new Marketing Authorization Application for pacritinib to the European Medicines Agency, (iii) conduct additional research concerning the possible application of pacritinib in indications outside of myelofibrosis, and (iv) complete the PIX306 clinical trial, as well as for general corporate purposes, which may include funding research and development, conducting preclinical and clinical trials, acquiring or in-licensing potential new pipeline candidates, preparing and filing possible new drug applications and general working capital.

In the Underwriting Agreement, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the Underwriters may be required to make because of such liabilities.

The above descriptions of the Underwriting Agreement and the Series N-3 Preferred Stock are qualified in their entirety by reference to Exhibit 1.1 and Exhibits 3.1 attached hereto, respectively.

A copy of the opinion of Karr Tuttle Campbell related to the legality of the Series N-3 Preferred Stock (and the shares of Common Stock issuable upon conversion of the Series N-3 Preferred Stock) is attached hereto as Exhibit 5.1.

(ii) Letter Agreement with BVF Partners L.P.

On June 9, 2017, the Company entered into a letter agreement (“Letter Agreement”) with BVF Partners L.P. (“BVF Partners”), an existing shareholder of the Company, pursuant to which the Company has agreed to, upon BVF Partners’s election and subject to any board and committee approvals, exchange shares of common stock purchased by BVF Partners directly from the Company or underlying convertible preferred stock purchased by BVF Partners directly from the Company, including the shares of common stock underlying the Series N-3 Preferred Stock offered in the Offering, into shares of a convertible non-voting preferred stock with substantially similar terms as the convertible Series N-3 Preferred Stock in this Offering, including a conversion “blocker” initially set at 9.99% of the Company’s common stock. Such right would terminate if at any time BVF Partners’ beneficial ownership of the Company’s common stock falls below 5%. The Company will take commercially reasonable efforts to cooperate to effectuate such exchange, provided that it does not adversely affect the Company and complies with applicable federal and state securities laws.

The above description of the Letter Agreement is qualified in its entirety by reference to Exhibit 10.1, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 3.03.  Material Modification to Rights of Security Holders.

On and effective June 8, 2017, the Company filed an Articles of Amendment (the “Series N-3 Articles of Amendment”) to its Amended and Restated Articles of Incorporation, as amended (as so amended, the “Amended Articles”) with the Secretary of State of the State of Washington, establishing and designating the Series N-3 Preferred Stock and the rights, preferences and privileges thereof. Pursuant to the Series N-3 Articles of Amendment, each share of Series N-3 Preferred Stock is entitled to a liquidation preference equal to the initial stated value of such holder’s Series N-3 Preferred Stock of $2,000 per share, plus any declared and unpaid dividends and any other payments that may be due on such shares, before any distribution of assets may be made to holders of capital stock ranking junior to the Series N-3 Preferred Stock.

The Series N-3 Preferred Stock is not entitled to dividends except to share in any dividends actually paid on the Common Stock or any pari passu or junior securities. The Series N-3 Preferred Stock will have no voting rights, except as otherwise expressly provided in the Amended Articles or as otherwise required by law. However, so long as at least 20% of the aggregate originally issued shares of Series N-3 Preferred Stock are outstanding, the Company cannot amend its Amended Articles, bylaws or other charter documents, in each case so as to: (i) materially, specifically and adversely affect the rights of the Series N-3 Preferred Stock; (ii) repay, repurchase or offer to repay or repurchase or otherwise acquire any shares of Common Stock, Common Stock equivalents, or other securities junior to the Series N-3 Preferred Stock, except in certain limited circumstances; (iii) authorize or create any class of senior preferred stock; or (iv) enter into any agreement or understanding with respect to any of the foregoing, in each case, without the affirmative written consent of holders of a majority of the outstanding shares of Series N-3 Preferred Stock.

The shares of Series N-3 Preferred Stock (i) may be converted into shares of Common Stock at the election of the holder (subject to a limited exception) and (ii) are subject to automatic conversion into shares of Common Stock in certain circumstances.

The above description of the Series N-3 Articles of Amendment is qualified in its entirety by reference to the text of such amendment, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

The description of the Series N-3 Articles of Amendment contained in Item 3.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description	Location
1.1	Underwriting Agreement, dated June 6, 2017, by and between CTI BioPharma Corp. and Jefferies LLC.	Filed herewith.
3.1	Articles of Amendment to Amended and Restated Articles of Incorporation of CTI BioPharma Corp. (Series N-3 Preferred Stock).	Filed herewith.
5.1	Opinion of Karr Tuttle Campbell.	Filed herewith.
10.1	Letter Agreement, dated June 9, 2017, by and between CTI BioPharma Corp. and BVF Partners L.P.	Filed herewith.
23.1	Consent of Karr Tuttle Campbell (included in Exhibit 5.1 hereto).	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTI BIOPHARMA CORP.

Date: June 9, 2017	By:	/s/ Bruce J. Seeley
Bruce J. Seeley
Executive Vice President, Chief Commercial and Administrative Officer

EXHIBIT INDEX

Exhibit Number	Description	Location
1.1	Underwriting Agreement, dated June 6, 2017, by and between CTI BioPharma Corp. and Jefferies LLC	Filed herewith.
3.1	Articles of Amendment to Amended and Restated Articles of Incorporation of CTI BioPharma Corp. (Series N-3 Preferred Stock).	Filed herewith.
5.1	Opinion of Karr Tuttle Campbell.	Filed herewith.
10.1	Letter Agreement, dated June 9, 2017, by and between CTI BioPharma Corp. and BVF Partners L.P.	Filed herewith.
23.1	Consent of Karr Tuttle Campbell (included in Exhibit 5.1 hereto).	Filed herewith.